  Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

Board of Directors

TMT Capital Corporation (Formerly Bootie Beer Corporation)

Winter Park, Florida

We consent to the use in this Quarterly Report on Form 10-Q/A-1 of our Report of Independent Public Accounting Firm, dated March 26, 2008 with respect to the consolidated financial statements of TMT Capital Corporation, included in this Annual Report (Form 10-KSB) for the year ended December 31, 2007. We also consent to the reference to our Firm under the caption “Experts”.

/s/Jaspers + Hall, PC

November 7, 2008
Denver, Colorado